                                                                    Exhibit 99.1


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                       PAGE
                                                                                                       ----

Independent Auditors' Report....................................................................         2

Consolidated Balance Sheets as of December 31, 1999 and 1998....................................         3

Consolidated Statements of Operations for each of the years ended
  December 31, 1999, 1998 and 1997..............................................................         4

Consolidated Statements of Changes in Stockholders' Equity for each of the
  years ended December 31, 1999, 1998 and 1997..................................................         5

Consolidated Statements of Cash Flows for each of the years ended
  December 31, 1999, 1998 and 1997...............................................................      6-7

Notes to Consolidated Financial Statements........................................................    8-33

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Andover Bancorp, Inc.:

     We have audited the accompanying consolidated balance sheets of Andover Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Andover Bancorp, Inc. and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.


/s/KPMG LLP


Boston, Massachusetts
January 13, 2000

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                                                                                         1999                  1998
                                                                                         ----                  ----
                                                                                               (IN THOUSANDS)
                                     ASSETS
Cash and due from banks (note 17) ...............................................    $    26,913           $    29,337
Short-term investments (note 3) .................................................          1,600                16,100
                                                                                     -----------           -----------
  Cash and cash equivalents .....................................................         28,513                45,437
                                                                                     -----------           -----------
Assets held for sale, at lower of cost or market (note 2) .......................          1,494                11,282
Investments available for sale (amortized cost of $226,332 in 1999
  and $163,936 in 1998) (notes 3, 9 and 10) .....................................        221,370               166,028
Investments held to maturity (market value $62,557 in 1999 and
  $102,512 in 1998) (notes 3, 9 and 10) .........................................         63,752               100,920
Loans (notes 4, 9 and 10) .......................................................      1,133,101             1,050,765
Allowance for loan losses (note 4) ..............................................        (11,384)              (10,486)
                                                                                     -----------           -----------
     Net loans ..................................................................      1,121,717             1,040,279
                                                                                     -----------           -----------
Mortgage servicing assets, net (note 5) .........................................         10,635                 8,956
Premises and equipment, net (note 6) ............................................         10,663                 9,255
Accrued interest receivable .....................................................          8,236                 7,432
Stock in FHLB of Boston, at cost (notes 7 and 10) ...............................         17,737                15,747
Net deferred income taxes receivable (note 11) ..................................          5,259                 2,925
Other assets ....................................................................          1,678                 1,986
                                                                                     -----------           -----------
          Total assets ..........................................................    $ 1,491,054           $ 1,410,247
                                                                                     ===========           ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Deposits (note 8) ..........................................................    $   968,533           $   988,656
     Other borrowings (notes 9 and 10) ..........................................         73,662                16,332
     Federal Home Loan Bank advances (notes 9 and 10) ...........................        305,722               267,492
     Mortgagors' escrow accounts ................................................          3,412                 2,819
     Income taxes payable (note 11) .............................................          3,817                 7,631
     Accrued expenses and other liabilities .....................................          5,645                 6,175
                                                                                     -----------           -----------
          Total liabilities .....................................................      1,360,791             1,289,105
                                                                                     -----------           -----------
Commitments and contingencies (notes 6 and 17)
Stockholders' equity (notes 12 and 14):
     Serial preferred stock, $0.10 par value per share;
       3,000,000 shares authorized, none issued .................................             --                    --
     Common stock, $0.10 par value per share; 15,000,000 shares authorized;
       6,534,072 and 6,520,012 shares issued in 1999 and 1998, respectively                  653                   652
     Additional paid-in capital .................................................         60,745                60,507
     Retained earnings ..........................................................         71,924                58,716
     Accumulated other comprehensive income (loss) (notes 3 and 11) .............         (3,059)                1,267
                                                                                     -----------           -----------
          Total stockholders' equity ............................................        130,263               121,142
                                                                                     -----------           -----------
          Total liabilities and stockholders' equity ............................    $ 1,491,054           $ 1,410,247
                                                                                     ===========           ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  Years ended December 31, 1999, 1998 and 1997

                                                                                   1999                1998                1997
                                                                                   ----                ----                ----
                                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest and dividend income:
  Loans ..............................................................          $  80,252           $  77,358           $  70,861
  Mortgage-backed securities .........................................              9,028              11,711              12,362
  Investment securities ..............................................              9,094               6,320               5,753
  Dividends on equity securities (note 7) ............................              1,118               1,020               1,030
  Short-term investments .............................................                518                 837                 746
                                                                                ---------           ---------           ---------
    Total interest and dividend income ...............................            100,010              97,246              90,752
                                                                                ---------           ---------           ---------
Interest expense:
  Deposits (note 8) ..................................................             34,341              39,137              38,251
  Federal Home Loan Bank advances ....................................             16,214              15,300              13,315
  Other borrowings ...................................................              2,146                 578                 481
                                                                                ---------           ---------           ---------
    Total interest expense ...........................................             52,701              55,015              52,047
                                                                                ---------           ---------           ---------
      Net interest and dividend income ...............................             47,309              42,231              38,705
Provision (credit) for loan losses (note 4) ..........................                400              (1,705)                983
                                                                                ---------           ---------           ---------
    Net interest and dividend income after provision (credit)
      for loan losses ................................................             46,909              43,936              37,722
                                                                                ---------           ---------           ---------
Non-interest income:
  Net gains from sales of assets held for sale (note 2) ..............                 17                 653                 264
  Net gains (losses) from sales
    of investments available for sale (note 3) .......................               (385)                 17                 158
  Mortgage banking income (loss), net (note 5) .......................                908                (389)              2,015
  Gains (losses) on real estate operations, net ......................                 (5)                 14                (971)
  Other income (note 13) .............................................              3,705               3,891               3,292
                                                                                ---------           ---------           ---------
    Total non-interest income ........................................              4,240               4,186               4,758
                                                                                ---------           ---------           ---------
Non-interest expense:
  Salaries and employee benefits (note 14) ...........................             11,116              12,009              11,886
  Office occupancy and equipment (note 6) ............................              3,167               2,972               2,885
  Data processing ....................................................              2,379               2,090               1,933
  Professional fees ..................................................              1,178                 940                 862
  Marketing ..........................................................                908                 831                 988
  Mortgage banking expense ...........................................                267                 606                 430
  Other operating expense ............................................              2,962               3,129               3,002
                                                                                ---------           ---------           ---------
    Total non-interest expense .......................................             21,977              22,577              21,986
                                                                                ---------           ---------           ---------
    Income before income tax expense .................................             29,172              25,545              20,494
Income tax expense (note 11) .........................................             10,287               8,159               7,288
                                                                                ---------           ---------           ---------
Net income............................................................          $  18,885           $  17,386           $  13,206
                                                                                =========           =========           =========

Average number of common shares outstanding, basic ...................              6,527               6,482               6,434
Average number of common shares outstanding, diluted .................              6,708               6,697               6,629

Basic earnings per share .............................................          $    2.89           $    2.68           $    2.05
                                                                                =========           =========           =========

Diluted earnings per share ...........................................          $    2.82           $    2.60           $    1.99
                                                                                =========           =========           =========

   The accompanying notes are an integral part of the consolidated financial statements.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  Years ended December 31, 1999, 1998 and 1997


                                                                                                       ACCUMULATED
                                                             ADDITIONAL                                   OTHER         TOTAL
                                                  COMMON      PAID-IN      RETAINED      TREASURY      COMPREHENSIVE  STOCKHOLDERS'
                                                  STOCK       CAPITAL      EARNINGS        STOCK       INCOME (LOSS)    EQUITY
                                                  ------     ----------    --------      ---------     -------------   --------
                                                                               (IN THOUSANDS)

Balance at December 31, 1996 .................. $     515    $  59,222     $  36,109     $    (301)    $     301     $  95,846
Comprehensive income:
  Net income ..................................        --           --        13,206            --            --        13,206
  Other comprehensive income:
  Unrealized holding gains arising during
    the period, net of taxes of $493 ..........        --           --            --            --           726           726
  Realized gains included in
    net income, net of taxes of $56 ...........        --           --            --            --           102           102
                                                                                                                     ---------
    Total comprehensive income ................                                                                         14,034

  Dividends declared and paid
    ($0.54 per share) .........................        --           --        (3,501)           --            --        (3,501)
  Stock options exercised (note 14) ...........         2          397            --           301            --           700
                                                ---------    ---------     ---------     ---------     ---------     ---------
Balance at December 31, 1997 ..................       517       59,619        45,814            --         1,129       107,079

Comprehensive income:
  Net income ..................................        --           --        17,386            --            --        17,386
  Other comprehensive income:
  Unrealized holding gains arising during
    the period, net of taxes of $70 ...........        --           --            --            --           126           126
  Realized gains included in
    net income, net of taxes of $5 ............        --           --            --            --            12            12
                                                                                                                     ---------
    Total comprehensive income ................                                                                         17,524

  Dividends declared and paid
    ($0.69 per share) .........................        --           --        (4,484)           --            --        (4,484)
  Par value adjustment for stock split ........       130         (130)           --            --            --            --
  Stock options exercised (note 14) ...........         5        1,018            --            --            --         1,023
                                                ---------    ---------     ---------     ---------     ---------     ---------
Balance at December 31, 1998 ..................       652       60,507        58,716            --         1,267       121,142

Comprehensive income:
  Net income ..................................        --           --        18,885            --            --        18,885
  Other comprehensive income (loss):
  Unrealized holding losses arising during
    the period, net of tax benefit of $2,592...        --           --            --            --        (4,077)       (4,077)
  Realized losses included in net
    income, net of tax benefit of $136 ........        --           --            --            --          (249)         (249)
                                                                                                                     ---------
    Total comprehensive income ................                                                                         14,559

  Dividends declared and paid
    ($0.87 per share) .........................        --           --        (5,677)           --            --        (5,677)
  Stock options exercised (note 14) ...........         1          238            --            --            --           239
                                                ---------    ---------     ---------     ---------     ---------     ---------
Balance at December 31, 1999 .................. $     653    $  60,745     $  71,924     $      --     $  (3,059)    $ 130,263
                                                =========    =========     =========     =========     =========     =========

   The accompanying notes are an integral part of the consolidated financial statements.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1999, 1998 and 1997

                                                                           1999           1998           1997
                                                                           ----           ----           ----
                                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ..................................................     $  18,885      $  17,386      $  13,206
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Provision (credit) for loan losses ..........................           400         (1,705)           983
     Net (gains) losses on sales and provisions
       for other real estate owned ...............................           (72)          (157)           240
     Net (gains) losses from sales of
       investments available for sale ............................           385            (17)          (158)
     Net gains from sales of assets held for sale ................           (17)          (653)          (264)
     Depreciation and amortization ...............................         1,463          1,362          1,397
     Amortization of fees, discounts and premiums, net ...........         1,109            541            405
     Deferred income taxes .......................................           394         (1,168)        (1,008)
     (Increase) decrease in:
       Assets held for sale ......................................         9,805         (5,092)        (3,053)
       Accrued interest receivable ...............................          (804)           135           (403)
       Mortgage servicing assets .................................         2,311          3,110          1,592
       Other assets ..............................................            97            128          1,541
     Increase (decrease) in:
       Mortgagors' escrow accounts ...............................           593            341            184
       Accrued income taxes payable ..............................        (3,814)         5,381           (320)
       Accrued expenses and other liabilities ....................          (530)           951           (150)
                                                                       ---------      ---------      ---------
          Net cash provided by operating activities ..............        30,205         20,543         14,192
                                                                       ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Investment and mortgage-backed securities available for sale:
       Purchases .................................................      (151,683)       (60,915)       (51,149)
       Proceeds from sales .......................................        28,618          3,017         14,658
       Proceeds from maturities and redemptions ..................        40,063          4,000          3,000
       Principal repayments ......................................        19,359         26,989          9,889
     Investment and mortgage-backed securities held to maturity:
       Purchases .................................................            --        (15,058)       (18,571)
       Proceeds from maturities and redemptions ..................         2,000         10,000          2,500
       Principal repayments ......................................        35,086         33,416         23,449
     Net change FHLB stock .......................................        (1,990)            --             --
     Purchases of whole loans ....................................       (38,346)       (22,875)       (71,297)
     Purchased and capitalized mortgage servicing assets .........        (3,990)        (2,566)        (3,086)
     Net increase in loans .......................................       (44,052)       (50,215)       (40,454)
     Capital expenditures on premises and equipment, net .........        (2,871)        (1,024)          (796)
     Proceeds from sales of other real estate owned ..............           678          1,084          3,182
     Capital expenditures on other real estate owned .............            --             --            (54)
                                                                       ---------      ---------      ---------
          Net cash used by investing activities ..................      (117,128)       (74,147)      (128,729)
                                                                       ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net increase (decrease) in deposits .........................       (20,123)        41,674        122,671
     Net increase in other borrowings ............................        57,330          6,161          7,338
     Proceeds from issuance of FHLB advances .....................       345,300        310,100        293,514
     Principal repayments of FHLB advances .......................      (307,070)      (291,169)      (316,538)
     Dividends paid ..............................................        (5,677)        (4,484)        (3,501)
     Stock options exercised .....................................           239          1,023            700
                                                                       ---------      ---------      ---------
          Net cash provided by financing activities ..............        69,999         63,305        104,184
                                                                       ---------      ---------      ---------
Net increase (decrease) in cash and cash equivalents .............       (16,924)         9,701        (10,353)
Cash and cash equivalents, beginning of year .....................        45,437         35,736         46,089
                                                                       ---------      ---------      ---------
Cash and cash equivalents, end of year ...........................     $  28,513      $  45,437      $  35,736
                                                                       =========      =========      =========

Statement continued on next page.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  Years ended December 31, 1999, 1998 and 1997

                                                                           1999          1998           1997
                                                                           ----          ----           ----
                                                                                    (IN THOUSANDS)

Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Interest ...............................................     $  52,499      $  55,191      $  52,129
          Income taxes ...........................................        13,619          4,010          7,866
     Cash received during the year for:
          Income taxes ...........................................            --            397             --
Supplemental noncash investing and financing activities:
     Conversion of real estate loans to mortgage-backed
       securities held for sale or investments available for sale.        32,153         53,300         24,068
     Transfer of loans to other real estate owned ................           395            773          2,091


   The accompanying notes are an integral part of the consolidated financial statements.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Andover Bancorp, Inc. (the "Company") is a Delaware corporation and the holding company of Andover Bank. Andover Bank (the "Bank") is a state-chartered savings bank with its headquarters located in Andover, Massachusetts. The Company provides a variety of loan and deposit services to its customers through 13 locations. The Company is supervised by the Board of Governors of the Federal Reserve System ("FRB") and it is also subject to the jurisdiction of the Massachusetts Board of Bank Incorporation, while the Bank is subject to regulation and supervision by the Federal Deposit Insurance Corporation ("FDIC") and the Massachusetts Commissioner of Banks (the "Commissioner"). The Bank's deposits are insured by the FDIC and the Depositors Insurance Fund, Inc. ("DIF").
     Andover Bank NH was a wholly-owned de novo guaranty savings bank chartered in September, 1995 and headquartered in Salem, New Hampshire. The Company merged Andover Bank NH with and into Andover Bank as of close of business on June 30, 1999.
     The accounting and reporting policies of Andover Bancorp, Inc. and subsidiaries conform with generally accepted accounting principles and general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to change relate to the allowance for loan loss and the valuation of mortgage servicing assets. The following is a summary of the more significant accounting policies.

Principles of Consolidation
     The consolidated financial statements include the accounts of Andover Bancorp, Inc. and its subsidiaries, including its principal subsidiary Andover Bank. All intercompany accounts and transactions have been eliminated in consolidation. Certain amounts in the prior years' financial statements have been reclassified to conform with the current year's presentation for comparative purposes. Such reclassifications had no effect on net income. In addition, the Company is reporting its results as one operating segment.

Mortgage Banking Activities
     Loans held for sale in the secondary market are stated at the lower of aggregate amortized cost or market value. Market value is estimated based on outstanding investor commitments or, in the absence of such commitments, current investor yield requirements. Net unrealized losses, if any, are provided for in a valuation allowance by charges to operations. When loans are sold, a gain or loss is recognized to the extent that the sale proceeds exceed or are less than the carrying amount of the loans. Gains and losses are determined using the specific identification method.
     The Company recognizes a servicing asset based on an allocation of the carrying amount of the assets sold between the underlying asset sold and the servicing obligation or other retained interests using the relative fair value of the assets sold to the interests retained. These capitalized mortgage loan servicing rights are a significant component of the net gains from sales of assets held for sale income category.
     Mortgage loan servicing rights purchased or originated are amortized against mortgage banking income using a method which approximates the level yield method in proportion to, and over the period of, estimated net servicing income. Prepayment experience on each mortgage servicing asset is reviewed periodically, and, when actual prepayments exceed estimated prepayments, the balance of the mortgage servicing asset is adjusted by a charge to the valuation allowance. On a regular basis, the mortgage servicing assets are assessed for impairment based on the fair value of such rights. The fair value is estimated using market prices when available or, alternatively, using a valuation model that calculates the present value of future servicing asset cash flows using discount rates and prepayment assumptions that management believes market participants would use. Any impairment in the fair value of those mortgage servicing assets is recognized by a charge to the valuation allowance. The risk characteristics of the underlying loans used to measure impairment of originated and purchased mortgage loan servicing rights include the loan type, interest rate, loan origination date, term to maturity and geographic location.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


Investments
     Investments include short-term, available for sale, held to maturity and trading. Debt securities are classified as held to maturity only when there is positive intent and ability to hold them to maturity. Such securities are recorded at amortized cost, adjusted for amortization of premiums and accretion of discounts and adjusted as necessary for estimated prepayments. Trading securities are debt and equity securities held principally for the purpose of selling in the near term. Such securities are recorded at fair value, with unrealized gains and losses recorded in earnings. Investments available for sale are any debt and equity securities not classified as either held to maturity or trading securities. Such investments are recorded at fair value with changes in fair value recorded as a separate component of stockholders' equity, net of the related income tax effect. Originated mortgage loans converted to mortgage-backed securities to be sold are classified as trading. Gains and losses on sales of investment and mortgage-backed securities are recognized using the specific identification method. Premiums and discounts on investment and mortgage-backed securities are amortized or accreted into income by use of the level-yield method. The yields on mortgage-backed securities are affected by prepayments and changes in interest rates. If a decline in fair value below the amortized cost basis of an investment or mortgage-backed security is judged to be other than temporary, the cost basis of the security is written down to fair value. The amount of the writedown is included as a charge against gain on sale of securities. Short-term investments with original maturities of 90 days or less are carried at cost, which approximates market value.

Loans
     Accrual of interest income on loans and amortization of net deferred loan fees are discontinued when loan payments are 90 days or more past due or earlier when concern exists as to the ultimate collection of principal or interest. When loans are placed on nonaccrual status, the interest receivable on the loan is reversed against interest income of the current period. Non-performing loans are generally not returned to performing status until the obligation is brought current, the loan becomes well-secured and in the process of collection and, in either case, when concern no longer exists as to the collectibility of principal or interest. Interest received on nonaccruing loans is either applied against principal or reported as income according to management's judgment as to the collectibility of principal.
     Loan origination fees and related direct incremental loan origination costs are deferred and amortized over the life of the related loans as yield adjustments using the level yield method. When loans are sold or paid off, the unamortized fees and costs are recognized to income. Purchased loan discounts and premiums are amortized or accreted into income over the weighted average repricing term of the underlying loans.

Allowance for Loan Losses
     The Bank maintains an allowance for possible losses that are inherent in its loan portfolio. The allowance is increased by provisions charged against earnings or by recoveries of previously charged-off loans. The allowance is decreased as loans are charged-off.
     The allowance is an amount that management believes will be adequate for loan losses based on evaluations of collectibility and prior loss experience, changes in the nature and volume of the loan portfolio, overall portfolio quality, specific problem loans and current and anticipated economic conditions that may affect the borrower's ability to pay. A substantial portion of the Bank's loans are secured by real estate in Massachusetts and New Hampshire. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio is susceptible to changes in market conditions in these areas.
     Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


     Impaired loans are commercial, commercial real estate, and individually significant mortgage and consumer loans for which it is probable that the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans", although the two categories overlap. Nonaccrual loans include impaired loans and are those on which the accrual of interest is discontinued when collectibility of principal or interest is uncertain or payments of principal or interest have been contractually past due 90 days. The Company may choose to place a loan on nonaccrual status due to payment delinquency, while not classifying the loan as impaired due to insignificant payment delays and insignificant shortfalls in payment amounts. Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate and its recorded value, or, as a practical expedient in the case of collateral dependent loans, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Loan restructurings at below current market rates are reported as impaired loans and impairment is measured as described above using the loan's pre-modification rate of interest. Income received on impaired loans is recognized in income similar to nonaccrual loans.

Other Real Estate Owned
     Other real estate owned is comprised of properties acquired through foreclosure proceedings, acceptance of a deed in lieu of foreclosure or when the Bank is in possession of the collateral. Real estate owned is recorded at the lower of the carrying value of the loan or the net fair value of the property. Losses arising from the acquisition of such properties are charged against the allowance for loan losses. Operating expenses, net of related income, and any provisions to increase the valuation allowance are charged to real estate operations. Subsequent declines in net fair value are charged-off to the valuation allowance while gains and losses upon disposition are reflected in real estate operations. Management believes the allowance is adequate to provide for potential losses. However, future additions to the valuation allowance may be necessary based on changes in economic conditions.

Premises and Equipment
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation or amortization is computed on the straight-line method over the lesser of the estimated useful lives of the assets or over the terms of their respective leases for leasehold improvements. It is the Company's practice to charge the cost of maintenance and repairs to operations when incurred; major expenditures for improvements are capitalized and depreciated.

Income Taxes
     Income taxes are accounted for using the asset and liability method of accounting. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The valuation allowance related to deferred tax assets is recognized when, in management's judgment, it is more likely than not that all, or a portion of, such deferred tax assets will not be realized.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


Employee Benefits
     The Company accounts for pension and postretirement benefits on the net periodic cost method for financial reporting purposes. This method recognizes the compensation cost of any employee's benefit over that employee's approximate service period. After evaluating the Company's pension plan in early 1999, the Company elected to terminate the plan. In its stead, the Bank increased the employer contribution to the 401(k) plan and adopted a new replacement defined contribution plan effective January 1, 2000. Due to the termination of the pension plan, the Company recognized curtailment and settlement gains of $1.6 million in 1999.
     The Company continues to follow APB Opinion No. 25 "Accounting for Stock Issued to Employees" as permitted by Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). For companies that elect to continue using APB 25, SFAS 123 requires disclosure of the pro forma effect of using the fair value method of accounting for stock-based compensation that is encouraged by SFAS 123. The proforma disclosures include the effects of all awards granted on or after January 1, 1995. See footnote 14 for the expanded disclosures required by SFAS 123.

Earnings Per Share
     There are two methods of calculating earnings per share: basic and diluted. Basic earnings per share excludes common stock equivalents and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted earnings per share gives effect to all potential dilutive common shares using the average market price of the Company's common stock for the period plus the weighted average number of common shares outstanding for the equivalent period of time.

     A reconciliation of the common shares outstanding for the three years ended December 31, follows:

                                                                         1999              1998              1997
                                                                         ----              ----              ----
                                                                                     (IN THOUSANDS)

     Average number of common shares outstanding, basic................  6,527             6,482             6,434
     Dilutive impact of stock options..................................    181               215               195
                                                                        ------            ------            ------
     Average number of common shares outstanding, diluted..............  6,708             6,697             6,629

     The numerator in the earnings per common share calculation is net income, as reported, for both the basic and dilutive calculations.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


(2) ASSETS HELD FOR SALE

     The composition of assets held for sale at December 31 follows:

                                                                 1999                                1998
                                                       -------------------------           ------------------------
                                                       AMORTIZED          FAIR             AMORTIZED         FAIR
                                                         COST             VALUE              COST            VALUE
                                                       ---------          -----            ---------         -----
                                                                              (IN THOUSANDS)

     Loans...........................................  $ 1,494           $ 1,494           $11,282          $11,314
                                                       =======           =======           =======          =======

     Proceeds from sales, realized and net unrealized gains and losses on assets held for sale for the years ended December 31, follow:

                                                                             1999              1998              1997
                                                                             ----              ----              ----
                                                                                          (IN THOUSANDS)

     Proceeds from sales..............................................     $33,611           $60,082           $27,732
     Realized gains on sales..........................................         454               870               498
     Realized losses on sales.........................................        (408)             (217)             (260)
     Net unrealized gains (losses)....................................         (29)               --                26

     Included in the realized gains on sales are the capitalized originated mortgage servicing rights of $439,000, $726,000 and $447,000, respectively, for each of the three years ended December 31, 1999, 1998 and 1997.

(3) INVESTMENTS

     The amortized cost and approximate fair value of the investment portfolio at December 31 follow:

                                                        1999                                             1998
                                      -------------------------------------------   -----------------------------------------------
                                                  GROSS      GROSS                                GROSS         GROSS
                                      AMORTIZED UNREALIZED UNREALIZED     FAIR      AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                        COST      GAINS      LOSSES       VALUE        COST       GAINS        LOSSES       VALUE
                                      --------- ---------- ----------     -----     ---------   ----------   ----------     -----
                                                                              (IN THOUSANDS)
SHORT-TERM INVESTMENTS:
Federal funds sold ................   $   1,600   $  --    $      --    $   1,600   $  16,100   $      --    $      --    $  16,100
                                      =========   =====    =========    =========   =========   =========    =========    =========

INVESTMENTS AVAILABLE FOR SALE:
Common stocks .....................   $   1,240   $  76    $     (68)   $   1,248   $     537   $      --    $      --    $     537
U.S. government and federal
  agency obligations ..............      66,370      43       (1,222)      65,191      61,493       1,063           --       62,556
Other bonds and obligations .......      87,049      14       (2,727)      84,336      36,994         567           --       37,561
GNMA mortgage-backed securities ...      27,631      35         (285)      27,381      35,909         110         (135)      35,884
FHLMC participation certificates ..      19,292       9         (183)      19,118      26,465         516           --       26,981
FNMA pass-through certificates ....      11,676      10         (253)      11,433       2,538          --          (29)       2,509
Collateralized mortgage obligations      13,074      --         (411)      12,663          --          --           --           --
                                      ---------   -----    ---------    ---------   ---------   ---------    ---------    ---------
                                      $ 226,332   $ 187    $  (5,149)   $ 221,370   $ 163,936   $   2,256    $    (164)   $ 166,028
                                      =========   =====    =========    =========   =========   =========    =========    =========
INVESTMENTS HELD TO MATURITY:
U.S. government and federal
  agency obligations ..............   $   8,507   $  --    $     (90)   $   8,417   $   8,526   $     141    $      --    $   8,667
Other bonds and obligations .......       2,514      26           --        2,540       4,545          91           --        4,636
FHLMC participation certificates ..      18,073      89         (236)      17,926      30,207         658           --       30,865
FNMA pass-through certificates ....      24,082      68         (500)      23,650      35,435         632          (19)      36,048
GNMA mortgage-backed securities ...       1,923       6           --        1,929       2,576          74           --        2,650
Collateralized mortgage obligations       8,268      --         (548)       7,720      19,080          42          (23)      19,099
Other asset-backed securities .....         385      --          (10)         375         551          --           (4)         547
                                      ---------   -----    ---------    ---------   ---------   ---------    ---------    ---------
                                      $  63,752   $ 189    $  (1,384)   $  62,557   $ 100,920   $   1,638    $     (46)   $ 102,512
                                      =========   =====    =========    =========   =========   =========    =========    =========

  Total investments ...............   $ 291,684   $ 376    $  (6,533)   $ 285,527   $ 280,956   $   3,894    $    (210)   $ 284,640
                                      =========   =====    =========    =========   =========   =========    =========    =========

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1999, 1998 and 1997


     Proceeds from sales, realized gains and losses on investments available for sale for the years ended December 31, follow:

                                                                             1999              1998              1997
                                                                             ----              ----              ----
                                                                                          (IN THOUSANDS)

     Proceeds from sales..............................................     $28,618           $ 3,017           $14,658
     Realized gains on sales..........................................           1                17               199
     Realized losses on sales.........................................        (386)               --               (41)

     There were no sales of investments held to maturity in 1999, 1998 and 1997.

     The amortized cost and fair value of mortgage-backed and asset-backed securities available for sale and held to maturity at December 31 follow:

                                                     1999                                      1998
                                   ---------------------------------------    ----------------------------------------
                                   AVAILABLE FOR SALE    HELD TO MATURITY     AVAILABLE FOR SALE     HELD TO MATURITY
                                   ------------------   ------------------    ------------------   -------------------
                                   AMORTIZED   FAIR     AMORTIZED    FAIR     AMORTIZED   FAIR     AMORTIZED     FAIR
                                     COST      VALUE      COST       VALUE      COST      VALUE      COST        VALUE
                                   ---------   -----    ---------    -----    ---------   -----    ---------     -----
                                                                      (IN THOUSANDS)

Mortgage-backed and asset-backed
  securities.....................  $71,673    $70,595    $52,731    $51,600    $64,912   $65,374    $87,849     $89,209
                                   =======    =======    =======    =======    =======   =======    =======     =======

     The amortized cost and fair value of adjustable rate investments available for sale and held to maturity at December 31 follow:

                                                     1999                                      1998
                                   ---------------------------------------    ----------------------------------------
                                   AVAILABLE FOR SALE    HELD TO MATURITY     AVAILABLE FOR SALE     HELD TO MATURITY
                                   ------------------   ------------------    ------------------   -------------------
                                   AMORTIZED   FAIR     AMORTIZED    FAIR     AMORTIZED   FAIR     AMORTIZED     FAIR
                                     COST      VALUE      COST       VALUE      COST      VALUE      COST        VALUE
                                   ---------   -----    ---------    -----    ---------   -----    ---------     -----
                                                                      (IN THOUSANDS)

Adjustable rate investments....... $ 9,901    $ 9,904    $ 1,652    $ 1,682    $39,041   $39,010    $ 2,161     $ 2,141
                                   =======    =======    =======    =======    =======   =======    =======     =======

     The carrying amounts of callable securities included in investments available for sale and investments held to maturity totaled $45,940,000 and $5,005,000 in 1999 and $30,200,000 and $5,521,000 in 1998, respectively.

     The maturity distribution of debt securities available for sale and held to maturity at December 31 follows:

                                                     1999                                      1998
                                   ---------------------------------------    ----------------------------------------
                                   AVAILABLE FOR SALE    HELD TO MATURITY     AVAILABLE FOR SALE     HELD TO MATURITY
                                   ------------------   ------------------    ------------------   -------------------
                                   AMORTIZED   FAIR     AMORTIZED    FAIR     AMORTIZED   FAIR     AMORTIZED     FAIR
                                     COST      VALUE      COST       VALUE      COST      VALUE      COST        VALUE
                                   ---------   -----    ---------    -----    ---------   -----    ---------     -----
                                                                      (IN THOUSANDS)

Within 1 year.................     $ 13,275   $ 13,245   $ 4,531    $ 4,482    $ 19,670  $ 19,805   $  6,023    $  6,099
1 to 5 years.................        99,632     98,047    23,045     22,753      75,485    76,961     45,948      46,529
5 to 10 years................        78,912     76,214    22,064     21,712      29,931    30,337     31,001      31,604
Over 10 years................        33,273     32,616    14,112     13,610      38,313    38,388     17,948      18,280
                                   --------   --------   -------    -------    --------  --------   --------    --------
                                   $225,092   $220,122   $63,752    $62,557    $163,399  $165,491   $100,920    $102,512
                                   ========   ========   =======    =======    ========  ========   ========    ========

------------------------
Maturities of mortgage-backed securities are based on contractual maturities with scheduled amortization. Actual maturities will differ from contractual maturities due to prepayments.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

     Securities pledged at December 31 follow:

                                                                                       CORPORATE             SECURITIES SOLD
                                                                                        CUSTOMER             UNDER AGREEMENTS
                                                            GOVERNMENT DEPOSITS   REPURCHASE AGREEMENTS        TO REPURCHASE
                                                            -------------------   ---------------------     -------------------
                                                            AMORTIZED     FAIR      AMORTIZED     FAIR      AMORTIZED     FAIR
                                                              COST        VALUE       COST        VALUE       COST        VALUE
                                                            ---------     -----     ---------     -----     ---------     -----
                                                                                      (IN THOUSANDS)
AT DECEMBER 31, 1999
FHLMC participation certificates available for sale ....     $   500     $   497     $    --     $    --     $    --     $    --
GNMA mortgage-backed securities available for sale .....          --          --      14,705      14,528          --          --
U.S. government obligations available for sale .........          --          --          --          --      25,119      25,020

AT DECEMBER 31, 1998
FHLMC participation certificates available for sale ....         500         508          --          --          --          --
GNMA mortgage-backed securities available for sale .....          --          --      10,746      10,698          --          --
U.S. government obligations available for sale .........          --          --          --          --      10,088      10,087

     Securities available for sale and held to maturity with an amortized cost of $62,347,000 and a fair value of $60,901,000 were collateralized for the discount window at the Federal Reserve Bank at December 31, 1999.

(4) LOANS

     The Company's lending activities are conducted principally in eastern Massachusetts and southern New Hampshire. The Company grants single-family and multi-family residential loans, commercial real estate loans, commercial and lease loans and lease financing and a variety of consumer loans. In addition, the Company grants loans for the construction of residential homes, commercial real estate properties and for land development. The ability and willingness of the single-family residential and consumer borrowers to honor their repayment commitments is generally dependent on the level of overall economic activity within the borrowers' geographic areas and real estate values. The ability and willingness of commercial real estate, commercial and construction loan borrowers to honor their repayment commitments are generally dependent on the health of the real estate economic sector in the borrowers' geographic areas and the general economy.

     The composition of loans, shown net of unadvanced funds, loan premiums or discounts and deferred loan origination fees and costs, at December 31 follows:

                                                              1999             1998
                                                              ----             ----
                                                                 (IN  THOUSANDS)
Real estate loans:
          Residential ...............................     $   743,747      $   740,009
          Commercial ................................         207,364          163,999
          Construction and land .....................          63,660           56,568
                                                          -----------      -----------
               Total real estate loans...............       1,014,771          960,576
                                                          -----------      -----------

Consumer loans:
          Home equity lines of credit
            and second mortgages ....................          56,412           55,691
          Other consumer ............................           5,419            6,160
                                                          -----------      -----------
               Total consumer loans .................          61,831           61,851
                                                          -----------      -----------

Commercial loans:
          Commercial and lease loans ................          27,378           18,365
          Lease financing ...........................          29,121            9,973
                                                          -----------      -----------
               Total commercial loans ...............          56,499           28,338
                                                          -----------      -----------

               Total loans ..........................       1,133,101        1,050,765
     Allowance for loan losses ......................         (11,384)         (10,486)
                                                          -----------      -----------
               Net loans ............................     $ 1,121,717      $ 1,040,279
                                                          ===========      ===========

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


     An analysis of the allowance for loan losses for the years ended December 31, follows:

                                                           1999          1998          1997
                                                           ----          ----          ----
                                                                    (IN THOUSANDS)

Balance at beginning of year .......................     $ 10,486      $ 12,521      $ 12,229
Provision (credit) for loan losses..................          400        (1,705)          983
Charge-offs ........................................         (748)       (1,500)       (1,804)
Recoveries .........................................        1,246         1,170         1,113
                                                         --------      --------      --------
Balance at end of year .............................     $ 11,384      $ 10,486      $ 12,521
                                                         ========      ========      ========

     The balance of loans on nonaccrual status because of delinquency or other problem characteristics amounted to $2,456,000 and $3,240,000 at December 31, 1999 and 1998, respectively.

     The reduction in interest income for the years ended December 31, associated with nonaccrual loans, follows:

                                                                               1999         1998         1997
                                                                               ----         ----         ----
                                                                                      (IN THOUSANDS)

Interest income in accordance with original loan terms..................     $   477      $   803      $ 1,191
Interest income recognized .............................................        (159)        (103)        (130)
Interest income applied as a reduction in loan balance..................         (62)        (209)        (359)
                                                                             -------      -------      -------
     Foregone interest income ..........................................     $   256      $   491      $   702
                                                                             =======      =======      =======

     The components of impaired loans at December 31 follow:

                                                                              1999       1998       1997
                                                                              ----       ----       ----
                                                                                   (IN THOUSANDS)

Total impaired loans ...................................................     $2,499     $2,504     $6,356
Impaired loans with reserve ............................................      1,110        809      2,476
Impaired loan reserve ..................................................        197         94        280
Impaired loans without reserve .........................................      1,389      1,695      3,880
Impaired loans average balance .........................................      2,103      4,184      7,653
Interest income recognized .............................................         40         73        199
Interest income in accordance with original loan terms..................        235        458        738

     The impaired loan reserve represents an allocation from the existing allowance for loan losses.

     A summary of the activity with respect to loans made to directors and officers and their related interests whose total aggregate loan balances exceeded $60,000 during the years ended December 31, follows:

                                                                                          1999              1998
                                                                                          ----              ----
                                                                                              (IN THOUSANDS)

Balance at beginning of year..........................................................   $1,889            $1,703
New loans granted.....................................................................      149             1,140
Retirement/reduction of directors and officers........................................     (666)             (175)
Repayment of principal................................................................     (344)             (779)
                                                                                         ------            ------
Balance at end of year................................................................   $1,028            $1,889
                                                                                         ======            ======

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

     The outstanding balances of loans to directors and principal officers included above totaled $450,000 and $878,000, respectively, at December 31, 1999 and 1998. Loans included above were made in the Bank's ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility.

(5) MORTGAGE SERVICING ASSETS
     A summary of the components of the mortgage servicing assets, including the valuation allowance, for the years ended December 31, follows:

                                                         MORTGAGE
                                                         SERVICING    VALUATION
                                                          ASSETS      ALLOWANCE       TOTAL
                                                         ---------    ---------       -----
                                                                    (IN THOUSANDS)

Balance as of December 31, 1996 ...................     $  8,206      $   (200)     $  8,006

Purchased and capitalized .........................        3,533            --         3,533
Amortization ......................................       (1,754)           --        (1,754)
Provision for valuation allowance..................           --          (285)         (285)
Charge-offs .......................................          (85)           85            --
                                                        --------      --------      --------
Balance as of December 31, 1997 ...................        9,900          (400)        9,500

Purchased and capitalized .........................        3,292            --         3,292
Amortization ......................................       (2,061)           --        (2,061)
Provision for valuation allowance..................           --        (1,465)       (1,465)
Charge-offs .......................................       (1,050)          740          (310)
                                                        --------      --------      --------
Balance as of December 31, 1998 ...................       10,081        (1,125)        8,956

Purchased and capitalized .........................        3,990            --         3,990
Amortization ......................................       (2,486)           --        (2,486)
Credit for valuation allowance ....................           --           175           175
Charge-offs .......................................         (450)          450            --
                                                        --------      --------      --------
Balance as of December 31, 1999 ...................     $ 11,135      $   (500)     $ 10,635
                                                        ========      ========      ========


     At December 31, 1999, 1998 and 1997, mortgage loans partially or wholly owned by others and serviced by the Company amounted to approximately $956,358,000, $894,432,000 and $971,041,000 respectively, and are not reflected in the accompanying consolidated financial statements because they are not assets of the Company. The custodial balances included in the demand deposits totaled $12,689,000 in 1999, $22,627,000 in 1998 and $16,422,000 in 1997.

     During 1999, 1998 and 1997, the Company purchased mortgage servicing rights to $233.2 million, $184.7 million and $228.8 million, respectively, in residential first mortgage loans. These purchased balances are included in the loans serviced for others reflected above. Gains resulting from the capitalization of originated mortgage servicing rights are included in net gains on assets held for sale. Amortization of the mortgage servicing assets and the provisions for the valuation allowance are included as a reduction of mortgage banking income. However, credits for the valuation allowance increase mortgage banking income.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(6) PREMISES AND EQUIPMENT
     The composition of premises and equipment at December 31 follows:

                                                                1999          1998
                                                                ----          ----
                                                                  (IN THOUSANDS)

     Land and buildings ................................     $ 13,124      $ 11,823
     Furniture, fixtures and equipment..................        4,820         4,261
     Leasehold improvements ............................          271           282
     Construction in progress ..........................          509            23
                                                             --------      --------
                                                               18,724        16,389
     Less: accumulated depreciation ....................       (8,061)       (7,134)
                                                             --------      --------
                                                             $ 10,663      $  9,255
                                                             ========      ========

     Rent expense was $283,000, $231,000 and $126,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Rental income on portions of the Company owned and occupied premises totaled $316,000, $322,000 and $319,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

A summary of future minimum rental expense and income under non-cancellable operating leases at December 31, 1999 follows:

                                                                                 MINIMUM                  MINIMUM
                                                                                 RENTAL                   RENTAL
                                                                                 EXPENSE                  INCOME
                                                                                 -------                  -------
                                                                                         (IN THOUSANDS)

     2000.......................................................................  $256                     $359
     2001.......................................................................   226                      162
     2002.......................................................................   161                       62
     2003.......................................................................   158                       58
     2004.......................................................................   112                       58
     Thereafter.................................................................   455                       --


(7) STOCK IN FEDERAL HOME LOAN BANK OF BOSTON
     As a voluntary member of the Federal Home Loan Bank ("FHLB") of Boston, the Bank is required to invest in $100 par value stock of the FHLB of Boston in the amount of 1% of its outstanding home loans or 5% of its outstanding advances from the FHLB of Boston, whichever is higher. As and when such stock is redeemed, the Bank would receive from the FHLB of Boston an amount equal to the par value of the stock. At its discretion, the FHLB of Boston may declare dividends on this stock. Such dividends, which are included in dividend income on equity securities, amounted to $1,093,000, $1,008,000 and $1,020,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(8) DEPOSITS
     The composition of deposits at December 31 follows:

                                                                     1999                   1998
                                                              -------------------     ------------------
                                                                         WEIGHTED               WEIGHTED
                                                                         AVERAGE                AVERAGE
                                                               AMOUNT      RATE        AMOUNT     RATE
                                                               ------    --------      ------   --------
                                                                       (DOLLARS IN THOUSANDS)

     Non-interest bearing:
          Demand deposit accounts .......................     $ 86,871      .--%      $103,029     .--%
     Interest bearing:
          NOW accounts ..................................       99,040     0.76        102,635    0.79
          Money market deposit accounts..................       95,291     2.75         96,332    2.77
          Savings accounts ..............................      213,286     3.25        199,304    3.19
          Variable rate certificates ....................        3,434     4.59          4,463    4.31
          Fixed rate certificates .......................      470,611     5.05        482,893    5.53
                                                              --------                --------
               Total deposits ...........................     $968,533     3.53%      $988,656    3.72%
                                                              ========     ====       ========    ====

     Time certificates in excess of $100,000 at December 31, 1999 and 1998 amounted to $91,351,000 and $87,188,000, respectively.

     A summary of interest expense on deposits for the years ended December 31, follows:

                                                                      1999        1998        1997
                                                                      ----        ----        ----
                                                                            (IN THOUSANDS)

Now accounts ..................................................     $   772     $   806     $   740
Money market deposit accounts .................................       2,657       2,861       3,381
Savings accounts ..............................................       6,770       6,256       4,060
Certificates of deposit .......................................      24,142      29,214      30,070
                                                                    -------     -------     -------
     Total interest expense on deposits........................     $34,341     $39,137     $38,251
                                                                    =======     =======     =======

     Interest forfeitures resulting from early withdrawals from certificates of deposit are credited to interest expense on deposits. Interest forfeitures amounted to $118,000, $172,000 and $148,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

     The average interest rate on time certificates at December 31, 1999, by the earlier of its repricing or period of maturity, follows:

                                                                                                       AVERAGE
                                                                                       AMOUNT            RATE
                                                                                       ------          -------
                                                                                       (DOLLARS IN THOUSANDS)
Maturity/repricing in:
     2000............................................................................ $320,817           4.90%
     2001............................................................................   88,863           5.13
     2002............................................................................   57,795           5.76
     2003............................................................................    3,920           5.25
     2004............................................................................    2,650           5.03
                                                                                      --------
                                                                                      $474,045           5.05%
                                                                                      ========           ====

Included in the table above are variable rate time certificates, the majority of which mature in 2000.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


(9) OTHER BORROWINGS

     Other borrowings consist of various short-term borrowings that typically have a maturity date of 90 days or less. However, FHLB overnight and federal funds purchased have maturities of one day. In addition, the Bank enters into sales of securities under agreements to repurchase. These agreements are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheets and the securities underlying the agreements remain in the asset accounts. The securities underlying the agreements are held by third parties as custodian for the Bank. The Bank has also established overnight corporate customer repurchase agreements whereby collateral is set aside by the Bank's custodian and the rates paid approximate short term deposit or market interest rates (see note 3).

     The composition of other borrowings at December 31 follows:

                                                                        1999        1998        1997
                                                                        ----        ----        ----
                                                                                (IN THOUSANDS)

FHLB overnight (see note 10) ....................................     $35,000     $    --     $    --
Federal funds purchased .........................................       3,822          --          --
Securities sold under agreements to repurchase...................      25,525      10,087       5,100
Corporate customer repurchase agreements ........................       9,315       6,245       5,071
                                                                      -------     -------     -------
                                                                      $73,662     $16,332     $10,171
                                                                      =======     =======     =======

     Information concerning securities sold under agreements to repurchase and corporate customer repurchase agreements for the years ended December 31, follows:

                                                                     1999         1998         1997
                                                                     ----         ----         ----
                                                                         (DOLLARS IN THOUSANDS)

Outstanding at December 31 ...................................     $34,840      $16,332      $10,171
Outstanding collateral:
   Amortized cost ............................................      39,824       20,834       14,029
   Fair value ................................................      39,548       20,785       14,138
Average balance outstanding during the year...................      32,131       11,794        9,614
Maximum outstanding at any month-end .........................      38,852       19,981       21,752
Weighted average rate at year-end ............................        5.15%        4.65%        5.17%
Weighted average rate during the year ........................        4.74%        4.90%        5.00%

     The repurchase agreements outstanding at December 31, 1999 and December 31, 1998 matured within 30 days while those outstanding at December 31, 1997 matured within 45 days of year end. The customer repurchase agreements for each of the three years matured the following day.
     As of December 31, 1999, the Bank has established reverse repurchase lines of credit with various lenders totaling $310.0 million. These lines would be subject to the amount of securities available for collateralization purposes. In addition, as part of its contingency plan for short-term liquidity requirements, the Bank had $60.9 million available at the discount window of the Federal Reserve Bank of Boston. At December 31, 1999, there were no borrowings from the Federal Reserve Bank of Boston.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(10) FEDERAL HOME LOAN BANK ADVANCES

     A summary of Federal Home Loan Bank advances at December 31 follows:

                                                                  1999                             1998
                                               ----------------------------------------- ------------------------
                                                                                WEIGHTED                WEIGHTED
                                               SCHEDULED     REDEEMED AT        AVERAGE  SCHEDULED      AVERAGE
                                               MATURITY   INITIAL CALL DATE(1)  RATE(2)  MATURITY         RATE
                                               ---------  --------------------  -------  ---------      --------
                                                                   (DOLLARS IN THOUSANDS)

Within 1 year ............................     $145,048         $235,048         5.38%   $ 81,769         5.52%
Over 1 year to 2 years ...................       23,590           48,589         5.45      55,048         5.34
Over 2 years to 3 years...................       14,609            4,610         5.94       3,590         6.05
Over 3 years to 5 years...................       20,500           15,500         5.62      45,110         5.80
Over 5 years .............................      101,975            1,975         5.15      81,975         5.21
                                               --------         --------                 --------
                                               $305,722         $305,722         5.35%   $267,492         5.44%
                                               ========         ========         ====    ========         ====

(1) Callable FHLB advances are shown in the respective periods assuming that the callable debt is redeemed at the initial call date while all other advances are shown in the periods corresponding to their scheduled maturity date.
(2)  Weighted average rate based on scheduled maturity dates.

     In accordance with an agreement with the FHLB of Boston, the Bank is required to maintain qualified collateral, as defined by the FHLB, as collateral for its advances. This collateral is primarily composed of the Bank's investment in the FHLB stock and its residential mortgage and investment portfolios not otherwise pledged (see notes 3, 7 and 9). The Bank has the capacity to borrow an additional $254 million in short term or long term advances as well as a $55 million secured line of credit available from the FHLB of Boston as of December 31, 1999.

(11) FEDERAL AND STATE INCOME TAXES

     The current and deferred components of income tax expense (benefit) for the years ended December 31, follow:

                                                                      1999          1998          1997
                                                                      ----          ----          ----
                                                                              (IN THOUSANDS)

     Current income tax expense:
          Federal ............................................     $  9,032      $  8,440      $  7,447
          State ..............................................          861           887           843
                                                                   --------      --------      --------
                                                                      9,893         9,327         8,290
                                                                   --------      --------      --------
     Deferred income tax expense (benefit):
          Federal ............................................          280        (1,107)         (389)
          State ..............................................          114           267          (113)
          Change in valuation allowance ......................           --          (328)         (500)
                                                                   --------      --------      --------
                                                                        394        (1,168)       (1,002)
                                                                   --------      --------      --------

Total income tax expense .....................................     $ 10,287      $  8,159      $  7,288
                                                                   ========      ========      ========

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


     The causes of the difference between the total expected income tax expense computed by applying the Federal statutory rate to income before income taxes and the reported income tax expense for the years ended December 31, follow:

                                                                             1999           1998           1997
                                                                             ----           ----           ----
                                                                                  (DOLLARS IN THOUSANDS)

Federal income tax expense at statutory rate ........................     $ 10,213       $  8,941       $  7,173
Tax effect of:
     State tax, net of federal benefit before valuation allowance,
        excluding state impact of law change ........................          634            750            475
     Adjustment of deferred tax liabilities .........................         (440)        (1,100)            --
     Change in valuation allowance ..................................           --           (328)          (500)
     Other, net .....................................................         (120)          (104)           140
                                                                          --------       --------       --------
Income tax expense ..................................................     $ 10,287       $  8,159       $  7,288
                                                                          ========       ========       ========

Effective income tax rate ...........................................         35.3%          31.9%          35.6%
                                                                          ========       ========       ========

     The existing net deductible temporary differences that give rise to the net deferred income tax asset are expected to reverse in periods in which the Company will generate net taxable income. At December 31, 1999, the net deferred tax asset is supported by recoverable income taxes of approximately $23.0 million. It should be noted, however, that factors beyond management's control, such as the general state of the economy and real estate values, can affect levels of taxable income and that no assurance can be given that sufficient taxable income will be generated to fully absorb gross deductible temporary differences.

The components of the net deferred taxes receivable for the years ended December 31, follow:

                                                                                    1999       1998
                                                                                    ----       ----
                                                                                    (IN THOUSANDS)
     Deferred tax assets:
        Allowance for loan losses ............................................     $4,210     $3,593
        Unrealized losses on investments available for sale ..................      1,903         --
        Unrealized losses on writedown of other real estate owned.............         65        102
        Deferred benefits ....................................................        359        854
        Depreciation .........................................................        214        135
        Excess mortgage servicing fees .......................................        627        668
        Other ................................................................         42         89
                                                                                   ------     ------
           Gross deferred assets .............................................      7,420      5,441
                                                                                   ------     ------
Deferred tax liabilities:
        Deferred expenses ....................................................      1,624      1,491
        Unrealized gains on investments available for sale ...................         --        825
        Equipment leases .....................................................        346        165
        Other ................................................................        191         35
                                                                                   ------     ------
           Gross deferred liabilities ........................................      2,161      2,516
                                                                                   ------     ------
     Net deferred income taxes receivable ....................................     $5,259     $2,925
                                                                                   ======     ======

(12) STOCKHOLDERS' EQUITY
Preferred Stock
     In connection with the Company's adoption of a Shareholder Rights Plan on January 21, 1999, the Company established a series of 100,000 shares of preferred stock designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.10 per share ("Series A Stock") and declared a dividend of one Preferred Stock Purchase Right (the "Right") for each outstanding share of the Company's Common Stock held of record as of February 16, 1999.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


     Pursuant to the Shareholder Rights Plan, each Right entitles the holder to purchase a unit consisting of one one-thousandth of a share of Series A Stock, par value $0.10 per share, at an initial cash exercise price of $130.00 per unit, subject to adjustment. The Rights are not exercisable and remain attached to all outstanding shares of Common Stock until the earliest of (i) ten calendar days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of said announcement being referred to as the "Stock Acquisition Date"), (ii) ten business days following the commencement of a tender offer or exchange offer that could result in a person or group becoming an Acquiring Person or (iii) the declaration by the Board of Directors that a person is an "Adverse Person", as such term is defined in the Shareholder Rights Plan.
     In the event that a Stock Acquisition Date occurs or the Board of Directors determines that a person is an Adverse Person, each holder of a Right will be entitled to receive upon exercise that number of units of Series A Stock having a market value of two times the exercise price of the Right. In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right. The Rights have no voting or dividend privileges and, until they become exercisable, have no dilutive effect on the earnings of the Company. The Rights expire on February 16, 2009.
     The holders of Series A Stock would be entitled to a preference with respect to dividends and liquidation.

Stock Repurchase Plan
     In October 1998, the Company's Board of Directors approved a common stock repurchase program authorizing the repurchase of 5%, or 324,000 shares, of the Company's common stock outstanding. Purchases may be made on the open market or in private transactions. As of December 31, 1999, no shares had been repurchased.

Retained Earnings
     The Company may not declare or pay cash dividends on its common stock if the effect thereof would cause its net worth to be reduced below regulatory net worth requirements or if such declaration and payment would otherwise violate regulatory requirements.
     The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes that as of December 31, 1999, the Bank met all capital adequacy requirements to which they are subject.
     As of December 31, 1999, the most recent notification from the FDIC categorized the Bank as well capitalized under the prompt corrective action provisions. To be categorized as well capitalized, the Bank must maintain total capital risk-based, Tier 1 capital risk-based, and Tier 1 capital leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes would cause a change in the Bank's categorization.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

     The Company's and the Bank's as reported capital amounts and ratios in addition to the minimum capital requirements and well capitalized capital requirements at December 31 follow:

                                                                                                 TO BE WELL
                                                                         MINIMUMS            CAPITALIZED UNDER
                                                                       FOR CAPITAL           PROMPT CORRECTIVE
                                                  AS REPORTED            ADEQUACY            ACTION PROVISIONS
                                               ------------------     ---------------        -----------------
                                                                    (DOLLARS IN THOUSANDS)
                                               AMOUNT       RATIO     AMOUNT    RATIO        AMOUNT      RATIO
                                               ------       -----     ------    -----        ------      -----
AS OF DECEMBER 31, 1999
-----------------------
Risk-based capital ratios:
Total capital
  Andover Bancorp, Inc. ................     $144,706       14.6%   $ 79,386     >8.0%     $ 99,233     >10.0%
  Andover Bank .........................      133,786       13.5      79,312     >8.0        99,140     >10.0
Tier 1 capital
  Andover Bancorp, Inc. ................      133,322       13.4      39,693     >4.0        59,540     > 6.0
  Andover Bank .........................      122,402       12.4      39,656     >4.0        59,484     > 6.0
Leverage capital ratio:
Tier 1 capital
  Andover Bancorp, Inc. ................      133,322        9.0      59,071     >4.0        73,839     > 5.0
  Andover Bank .........................      122,402        8.3      58,849     >4.0        73,561     > 5.0

AS OF DECEMBER 31, 1998
-----------------------
Risk-based capital ratios:
Total capital
  Andover Bancorp, Inc. ................     $130,361       15.4%   $ 67,675     >8.0%     $ 84,594     >10.0%
  Andover Bank .........................      111,872       14.3      62,705     >8.0        78,381     >10.0
  Andover Bank NH ......................        8,707       14.1       4,953     >8.0         6,191     >10.0
Tier 1 capital
  Andover Bancorp, Inc. ................      119,875       14.2      33,837     >4.0        50,756     > 6.0
  Andover Bank .........................      102,074       13.0      31,352     >4.0        47,029     > 6.0
  Andover Bank NH ......................        8,234       13.3       2,476     >4.0         3,714     > 6.0
Leverage capital ratio:
Tier 1 capital
  Andover Bancorp, Inc. ................      119,875        8.7      54,997     >4.0        68,746     > 5.0
  Andover Bank .........................      102,074        7.9      51,695     >4.0        64,619     > 5.0
  Andover Bank NH ......................        8,234        9.0       3,659     >4.0         4,574     > 5.0

(13) OTHER INCOME
     Components of other income for the years ended December 31, follow:

                                                                               1999         1998           1997
                                                                               ----         ----           ----
                                                                                      (IN THOUSANDS)

     Deposit account service charges and other fees.......................    $2,455       $2,289         $2,007
     Loan late charges and other fees.....................................       502          703            407
     Rental income........................................................       316          322            319
     Other................................................................       432          577            559
                                                                              ------       ------         ------
                                                                              $3,705       $3,891         $3,292
                                                                              ======       ======         ======

(14) EMPLOYEE BENEFITS
Pension Plan and Postretirement Benefits Other Than Pensions
     The Company sponsors a non-contributory defined benefit pension plan that covers all employees who meet specified age and employment requirements. The plan provides for benefits to be paid to eligible employees at retirement based primarily upon their years of service with the Company and compensation levels near retirement. In addition, the Bank provides health care and life insurance benefits for certain eligible retired employees.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

     In 1999, the Company elected to terminate the defined benefit pension plan and distribute the excess of the assets over the current obligation to the employees on a proportionate basis. The expense incurred for the pension plan until its curtailment was $104,000 and the curtailment and settlement gains recognized by the Bank totaled $1.6 million in 1999.

     The funding status and other components of the pension plan and the postretirement benefits plan for the years ended October 31, and December 31, respectively, follow:

                                                           PENSION PLAN                 OTHER BENEFITS PLAN
                                                       --------------------      ---------------------------------
                                                         1998         1997         1999         1998         1997
                                                         ----         ----         ----         ----         ----
                                                                             (IN THOUSANDS)

CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year...........     $ 5,946      $ 4,992      $   360      $   333      $   248
Service cost .....................................         702          564           --           --           --
Interest cost ....................................         418          364           25           21           22
Actuarial loss (gain) ............................         536          256           14           42           97
Benefits paid ....................................        (242)        (230)         (38)         (36)         (34)
                                                       -------      -------      -------      -------      -------
Benefit obligation at end of year ................     $ 7,360      $ 5,946      $   361      $   360      $   333
                                                       =======      =======      =======      =======      =======

CHANGE IN PLAN ASSETS
Fair value at beginning of year ..................     $ 5,194      $ 4,269      $    --      $    --      $    --
Actual return on plan assets .....................         426          777           --           --           --
Company contribution .............................         482          378           --           --           --
Benefits paid ....................................        (242)        (230)          --           --           --
                                                       -------      -------      -------      -------      -------
Fair value at end of year ........................     $ 5,860      $ 5,194      $    --      $    --      $    --
                                                       =======      =======      =======      =======      =======

RECONCILIATION OF THE FUNDING STATUS
Transition assets ................................     $   168      $   182      $    --      $    --      $    --
Deferred gain (loss) .............................        (149)         426           32            7           13
Prepaid (accrued) expense ........................      (1,519)      (1,360)        (393)        (367)        (346)
                                                       -------      -------      -------      -------      -------
Funded status ....................................     $(1,500)     $  (752)     $  (361)     $  (360)     $  (333)
                                                       =======      =======      =======      =======      =======

COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost .....................................     $   702      $   564      $    --      $    --      $    --
Interest cost ....................................         418          364           25           21           22
Expected return on plan assets ...................        (467)        (384)          --           --           --
Transition obligation ............................         (14)         (14)          --           --           --
Actuarial loss (gain) ............................           2           (4)          --           --           (1)
                                                       -------      -------      -------      -------      -------
Net periodic benefit cost ........................     $   641      $   526      $    25      $    21      $    21
                                                       =======      =======      =======      =======      =======

Assumptions used to develop the net periodic benefit obligation follow:

                                                           PENSION PLAN                 OTHER BENEFITS PLAN
                                                       --------------------      ---------------------------------
                                                         1998         1997         1999         1998         1997
                                                         ----         ----         ----         ----         ----
                                                                             (IN THOUSANDS)

     Discount rate.................................... 6.50%        7.00%        7.00%        6.00%        7.00%
     Rate of increase in compensation levels.......... 4.75%        4.75%          --           --           --

Assumptions used to develop the net periodic benefit cost follow:

     Discount rate.................................... 6.50%        7.00%        7.00%        6.00%        7.00%
     Rate of increase in compensation levels.......... 4.75%        4.75%          --           --           --
     Expected long-term rate of return on assets...... 9.00%        9.00%          --           --           --

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


Stock Option Plans
     The Company has stock options issued under two separate plans for the benefit of certain officers and non-employee directors. The first plan, the 1986 Stock Option Plan, had 750,000 shares of authorized but unissued common stock. All but 4,500 shares were granted prior to the Plan's expiration in 1996. A second plan, the Stock Incentive Plan, was adopted in 1995 with 311,418 shares of authorized but unissued common stock. The exercise price of any option granted will be equal to the fair market value of the Common Stock on the date the option is granted. Stock options are exercisable over various periods commencing on the date of the grant and in no event later than ten years after the date of the grant.

     A summary of stock option activity for the years ended December 31, follows:

                                                 1999                      1998                      1997
                                        -----------------------     ---------------------     ---------------------
                                                      WTD. AVG.                 WTD. AVG.                 WTD. AVG.
                                                      EXERCISE                  EXERCISE                  EXERCISE
                                         SHARES        PRICE         SHARES      PRICE         SHARES      PRICE
                                         ------       --------       ------     --------       ------     --------
Outstanding at beginning of year....... 512,599        $17.91       505,388      $14.92       488,370      $12.59
     Granted...........................  68,050         28.21        69,575       34.50        59,750       30.50
     Exercised......................... (14,060)        10.66       (60,114)      11.64       (42,732)      10.05
     Forfeited.........................    (500)        28.00        (2,250)      27.67            --          --
                                        -------                     -------                   -------
Outstanding at end of year............. 566,089        $19.32       512,599      $17.91       505,388      $14.92
                                        =======                     =======                   =======
Exercisable at end of year............. 560,089        $19.36       495,098      $18.00       475,637      $14.89
                                        =======                     =======                   =======
Shares reserved for future grants...... 102,531                     170,081                   237,406
                                        =======                     =======                   =======

     A summary of options outstanding and exercisable by price range as of December 31 follows:

                           OPTIONS OUTSTANDING                                             OPTIONS EXERCISABLE
--------------------------------------------------------------------------------      --------------------------------
                              OUTSTANDING         WTD. AVG.                           EXERCISABLE
       RANGE OF                  AS OF            REMAINING          WTD. AVG.            AS OF           WTD. AVG.
    EXERCISE PRICES             12/31/99      CONTRACTUAL LIFE    EXERCISE PRICE        12/31/99       EXERCISE PRICE
    ---------------           -----------     ----------------    --------------      -----------       --------------
  $ 2.1667 -$ 6.7500..........   37,647              2.7             $ 5.53              37,647            $ 5.53
  $ 6.7600 -$11.7500..........   69,642              4.5              10.02              69,642             10.02
  $11.7600 -$14.2500..........  149,850              5.2              14.00             149,850             14.00
  $14.2600 -$22.0000..........  123,700              6.4              16.77             117,700             16.86
  $28.0000 -$34.8000..........  185,250              9.0              31.62             185,250             31.62
                                -------                                                 -------
                                566,089              6.4             $19.32             560,089            $19.36
                                =======              ===             ======             =======            ======

     The Company applies APB Opinion No. 25 in accounting for stock options and, accordingly, no compensation expense has been recognized in the financial statements. Had the Company determined compensation expense based on the fair value at the grant date for its stock options under SFAS 123, the Company's net income would have been reduced to the pro forma amounts indicated below:

                                                                  1999                    1998              1997
                                                                  ----                    ----              ----
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

     Net income as reported..................................   $18,885                 $17,386           $13,206
     Pro forma net income....................................    18,393                  16,807            12,803
     Basic earnings per share as reported....................      2.89                    2.68              2.05
     Basic pro forma earnings per share......................      2.82                    2.59              1.99
     Diluted earnings per share as reported..................      2.82                    2.60              1.99
     Diluted pro forma earnings per share....................      2.74                    2.51              1.93

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


     The per share weighted average fair value of stock options granted during 1999, 1998 and 1997 was $8.32, $10.07, and $8.28, respectively, on the date of grant. These fair values were determined using the Black Scholes option pricing model with the following weighted average assumptions:

                                                                      1999             1998            1997
                                                                      ----             ----            ----

     Expected dividend yield........................................  3.50%            2.75%           3.00%
     Risk-free interest rate........................................  6.56             4.87            5.84
     Expected volatility...........................................  30.00            30.00           25.00
     Expected life (years)..........................................  6.50             6.70            7.00

Employee Stock Ownership Plan
     The Company maintains an Employee Stock Ownership Plan (the "ESOP") that covers all employees who meet specified age and length of service requirements. Contributions are made for the purchase of additional shares of Company stock and accordingly, a charge to salaries and employee benefits expense is recorded. In 1999, 11,566 shares of common stock were purchased in the open market at an average price of $30.63 per share, which when combined with forfeited shares are allocated to participants proportionately to their gross wages. In 1998 and 1997, 11,552 and 15,316 shares were purchased at an average price of $32.32 and $24.45 per share, respectively. Contributions by the Bank to the ESOP for participants for the years ended December 31, 1999, October 31, 1998 and 1997 were $355,000, $375,000 and $385,000, respectively.

Thrift Incentive Plan
     The Company has an employee tax deferred thrift incentive plan [401(k)] under which individual employee contributions to the plan are matched within certain limitations by the Bank. All employees who meet specified age and length of service requirements are eligible to participate in the 401(k) plan. The amounts matched by the Bank are included in salaries and employee benefits expense. The amounts matched for the years ended December 31, 1999, 1998 and 1997 were $91,000, $94,000 and $71,000, respectively.

Officers Incentive Compensation Plan
     The Incentive Compensation Plan provides for the payment of bonuses to officers under certain circumstances based upon the Company's pre-tax earnings adjusted for gains or losses from sales of assets, targeted returns on assets and the individual's accomplishment of established goals and objectives. Amounts are to be allocated to participants as determined by the Company's Compensation and Option Committee based on the recommendation of the President and subject to approval by its Board of Directors.
     In 1999, 1998 and 1997 $620,000, $490,000 and $318,000, respectively, was charged to salaries and employee benefits expense under this plan.

Executive Officer Employment and Termination Agreements
     The Company maintains an employment agreement with its President and Chief Executive Officer, The employment agreement generally provides for the continued payment of specified compensation and benefits for specified periods after termination, unless the termination is for "cause" as defined in the employment agreement. In addition, the Company has entered into special termination agreements with its President and Chief Executive Officer and certain other executives which provide for the payment, under certain circumstances, of lump-sum amounts upon termination following a "change of control" which is generally defined to mean a person or group acquiring ownership of 25% or more of the shares of the Company.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997


Deferred Compensation Plan
     The Company has adopted a deferred compensation plan for its directors whereby a non-employee director can elect to defer earned fees to future years with benefits commencing at retirement. In 1996, this unfunded plan was amended to allow the directors to change their deferred compensation account to equivalent stock units in the Company's common stock, permit distribution upon retirement to be paid in shares of common stock, or to choose to receive interest credits based on an equivalent rate on a term certificate of deposit. The amended deferred compensation plan reserved 75,000 shares of common stock, approximately 50,000 shares remain unallocated. The deferred compensation attributed to the directors for the years ended December 31, 1999, 1998 and 1997 totaled $159,000, $108,000 and $89,000, respectively. In 1999, 5,553 equivalent stock units were allocated at an average price of $30.81. In 1998 and 1997, 3,295 and 4,277 equivalent stock units were allocated at an average price of $32.79 and $23.93 per stock unit, respectively.

(15) FAIR VALUES OF FINANCIAL INSTRUMENTS
     Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include real estate acquired by foreclosure, the deferred income tax asset, office properties and equipment, core deposits and other intangibles. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The estimated fair value amounts have been determined by using available quoted market information or other appropriate valuation methodologies.

     The fair value estimates provided are made at a specific point in time, based on relevant market information and the characteristics of the financial instrument. The estimates do not provide for any premiums or discounts that could result from concentrations of ownership of a financial instrument. Because no active market exists for a portion of the Company's financial instruments, certain fair value estimates are based on subjective judgments regarding current economic conditions, risk characteristics of the financial instruments, future expected loss experience, prepayment assumptions, and other factors. The resulting estimates involve uncertainties and therefore cannot be determined with precision. Changes made to any of the underlying assumptions could significantly affect the estimates.

     Financial instruments actively traded in a secondary market have been valued at December 31 using quoted available market prices follow:

                                                              1999                                  1998
                                                     -------------------------            -----------------------
                                                     CARRYING                             CARRYING
                                                      AMOUNT        FAIR VALUE             AMOUNT      FAIR VALUE
                                                     --------       ----------            --------     ----------
                                                                             (IN THOUSANDS)

     Assets held for sale........................... $  1,494        $  1,494             $ 11,282      $ 11,314
     Investments available for sale.................  221,370         221,370              166,028       166,028
     Investments held to maturity...................   63,752          62,557              100,920       102,512

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

     The fair values at December 31 of financial instruments with stated maturities have been estimated by discounting cash flows with a discount rate approximately equal to the current market rate for similar instruments follow:

                                                              1999                                1998
                                                    -------------------------            -----------------------
                                                    CARRYING                             CARRYING
                                                     AMOUNT        FAIR VALUE             AMOUNT      FAIR VALUE
                                                    --------       ----------            --------     ----------
                                                                           (IN THOUSANDS)

     Loans receivable, net.......................  $1,121,717      $1,093,782           $1,040,279    $1,059,566
     Mortgage servicing assets...................      10,635          11,917                8,956        10,036
     Fixed rate certificates.....................     470,611         470,652              482,893       487,410
     Federal Home Loan Bank advances.............     305,722         305,327              267,492       277,184

     The fair values at December 31 of financial instruments with no maturity or short-term maturities that approximate their carrying amounts are as follows:

                                                    1999                      1998
                                            ----------------------    ----------------------
                                            CARRYING                  CARRYING
                                             AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                            --------    ----------    --------    ----------
                                                              (IN THOUSANDS)

Cash and due from banks ...............     $ 26,913     $ 26,913     $ 29,337     $ 29,337
Short-term investments ................        1,600        1,600       16,100       16,100
Accrued interest receivable ...........        8,236        8,236        7,432        7,432
Stock in FHLB .........................       17,737       17,737       15,747       15,747
Demand deposit accounts ...............       86,871       86,871      103,029      103,029
NOW accounts ..........................       99,040       99,040      102,635      102,635
Savings accounts ......................      213,286      213,286      199,304      199,304
Money market deposit accounts..........       95,291       95,291       96,332       96,332
Variable rate certificates ............        3,434        3,434        4,463        4,463
Other borrowings ......................       73,662       73,662       16,332       16,332
Mortgagors' escrow  accounts ..........        3,412        3,412        2,819        2,819

     The following methods and assumptions were used to estimate fair value of each class of financial instrument for which it is practicable to estimate fair value. The fair values for investments available for sale and held to maturity are based on quoted bid prices received from securities dealers or third party pricing services. Commitments to originate loans and forward commitments to sell loans have been considered in the value of assets held for sale. Loans are estimated by discounting contractual cash flows adjusted for prepayment estimates and using discount rates approximately equal to current market rates on loans with similar characteristics and maturities. The incremental credit risk for non-performing loans has been considered in the determination of the fair value of loans. Excess servicing is based on the present value of the estimated cash flows using a current risk rate and taking into consideration estimated prepayments. Fixed rate certificates and Federal Home Loan Bank advances are based on the discounted value of contractual cash flows. The discount rates used are representative of approximate rates currently offered on instruments with similar remaining maturities. The fair values for cash and short-term investments approximate their carrying amounts because of the short maturity of these instruments. The fair values of accrued interest receivable, variable rate certificates, securities sold under agreements to repurchase and mortgagors' escrow accounts approximate their carrying amounts because of the short-term nature of these financial instruments. The fair value of stock in the Federal Home Loan Bank of Boston equals its carrying amount as reported in the balance sheet because this stock is redeemable only at full par by the FHLB. The fair values of demand deposit accounts, NOW accounts, regular savings accounts and money market accounts are equal to their respective carrying amounts since they are equal to the amounts payable on demand at the reporting date. The majority of the Company's commitments for unused lines and outstanding standby letters of credit and unadvanced portions of loans are at floating rates and, therefore, there is no fair value adjustment.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(16) CONDENSED PARENT COMPANY FINANCIAL STATEMENTS
     The following are the condensed financial statements for Andover Bancorp, Inc., referred to as the "Parent Company" for purposes of this Note only, as of December 31 follow:

BALANCE SHEETS

                                                                     1999         1998
                                                                     ----         ----
                                                                      (IN THOUSANDS)
ASSETS
Cash and interest-bearing deposits in subsidiaries ...........     $ 10,041     $  9,348
Investments available for sale, at market ....................          996          361
Investment in subsidiaries, at equity ........................      119,269      111,573
Other assets .................................................           91           16
                                                                   --------     --------
          Total assets .......................................     $130,397     $121,298
                                                                   ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Accrued income taxes ....................................     $      2     $      2
     Accrued expenses ........................................          132          154
                                                                   --------     --------
          Total liabilities ..................................          134          156
                                                                   --------     --------
Total stockholders' equity ...................................      130,263      121,142
                                                                   --------     --------
          Total liabilities and stockholders' equity..........     $130,397     $121,298
                                                                   ========     ========

STATEMENTS OF OPERATIONS

                                                                        YEARS ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                      1999        1998        1997
                                                                      ----        ----        ----
                                                                            (IN THOUSANDS)

     Dividends from bank subsidiaries .........................     $ 7,000     $ 9,500     $ 7,000
     Interest income from deposits in subsidiaries ............         323         166          94
     Dividends on equity securities ...........................          15           7          --
                                                                    -------     -------     -------
          Total operating income ..............................       7,338       9,673       7,094
     Non-interest expenses ....................................         374         402         334
                                                                    -------     -------     -------
     Income before income tax expense and
        equity in net income of subsidiaries ..................       6,964       9,271       6,760
     Income tax expense .......................................          33          48          21
                                                                    -------     -------     -------
     Income before equity in net income of subsidiaries........       6,931       9,223       6,739
     Equity in net income of subsidiaries .....................      11,954       8,163       6,467
                                                                    -------     -------     -------
     Net income ...............................................     $18,885     $17,386     $13,206
                                                                    =======     =======     =======

     The Parent Company's statements of changes in stockholders' equity are identical to the consolidated statements of changes in stockholders' equity and therefore are not presented here.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED DECEMBER 31,
                                                                       ------------------------------------
                                                                          1999          1998          1997
                                                                          ----          ----          ----
                                                                                    (IN THOUSANDS)

Cash flows from operating activities:
     Net income ..................................................     $ 18,885      $ 17,386      $ 13,206
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Equity in undistributed net income of subsidiaries ..........      (11,954)       (8,163)       (6,467)
     (Increase) decrease in other assets .........................          (75)          163          (177)
     Increase (decrease) in other liabilities ....................          (22)            3             5
                                                                       --------      --------      --------
          Net cash provided by operating activities ..............        6,834         9,389         6,567
                                                                       --------      --------      --------
Cash flows from investing activities:
     Purchases of investments available for sale .................         (703)         (191)         (170)
     Investments in subsidiary ...................................           --            --        (3,000)
                                                                       --------      --------      --------
          Net cash used by investing activities ..................         (703)         (191)       (3,170)
                                                                       --------      --------      --------
Cash flows from financing activities:
     Stock options exercised .....................................          239         1,023           700
     Dividends paid to stockholders ..............................       (5,677)       (4,484)       (3,501)
                                                                       --------      --------      --------
          Net cash used by financing activities ..................       (5,438)       (3,461)       (2,801)
                                                                       --------      --------      --------
Net increase in cash and interest-bearing
   deposit in subsidiaries .......................................          693         5,737           596
Cash and interest-bearing deposits in subsidiaries at
   beginning of year .............................................        9,348         3,611         3,015
                                                                       --------      --------      --------
Cash and interest bearing deposits in subsidiaries at
   end of year ...................................................     $ 10,041      $  9,348      $  3,611
                                                                       ========      ========      ========

Supplemental cash flow information:
     Cash paid during the year for:
          Income taxes ...........................................     $     33      $     48      $     21

(17) FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENCIES
     The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to originate loans, standby letters of credit, recourse arrangements on assets sold, and forward commitments to sell loans. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the Consolidated Balance Sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.
     The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments, standby letters of credit and recourse arrangements is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For forward commitments to sell loans and mortgage-backed securities, the contract or notional amounts do not represent exposure to credit loss. The Company monitors the credit risk of its forward commitments through credit approvals, limits, and monitoring procedures.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

Financial instruments with off-balance sheet credit risk at December 31 follow:

                                                                                      CONTRACT OR
                                                                                    NOTIONAL AMOUNT
                                                                                  -------------------
                                                                                    1999        1998
                                                                                    ----        ----
                                                                                     (IN THOUSANDS)

     Commitments to originate loans:
       Fixed rate loans .....................................................     $12,574     $23,326
       Adjustable rate loans ................................................      41,120      18,164
                                                                                  -------     -------
          Total commitments to originate loans ..............................      53,694      41,490
       Unadvanced lines of home equity and reserve lines of credit ..........      74,248      76,343
       Unadvanced lines on commercial loans .................................      22,369      15,354
       Unadvanced portions of construction and land loans ...................      26,510      28,602
       Standby letters of credit ............................................       3,226       2,860
       Loans sold with recourse .............................................       1,170       1,892
       Forward commitments to sell loans and mortgage-backed securities......     $ 1,000     $10,000

     Commitments to originate loans, unused lines of credit, and unadvanced portions of loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, equipment and real estate. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.
     The Company has retained credit risk on certain residential mortgage loans sold with recourse prior to June, 1990. Accordingly, the Company has retained the risk of loss resulting from any foreclosures on such loans.
     Forward commitments to sell loans or mortgage-backed securities are contracts which the Company enters into for the purpose of reducing the interest rate risk associated with originating loans for sale. In order to fulfill a forward commitment, the Company typically exchanges its current production of loans for mortgage-backed securities through FNMA or FHLMC which are then delivered to a national securities firm at a future date at prices or yields specified by the contracts. Risks may arise from the possible inability of the Company to originate loans to fulfill these contracts, in which case the Company would normally purchase securities in the open market to deliver against the contract. Unrealized gains and losses on contracts used for the Company's closed loans and pipeline of loans expected to close are considered in adjusting carrying values of the loans held for sale to the lower of cost or market.
     As a nonmember of the Federal Reserve System, the Company is required to maintain certain reserve requirements or vault cash and/or deposits with the Federal Reserve Bank of Boston. The amount of this reserve requirement, included in "Cash and due from banks", was $992,000 and $1,141,000 at December 31, 1999 and 1998, respectively.
     A number of legal claims against the Company arising in the normal course of business were outstanding at December 31, 1999. Management, after reviewing these claims with legal counsel, is of the opinion that the resolution of these claims will not have a material effect on the Company's financial position.

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(18) SUBSEQUENT EVENT (UNAUDITED)
     On January 26, 2000, the Company entered into a definitive agreement to acquire GBT Bancorp, Inc. ("GBT") and its wholly-owned subsidiary, Gloucester Bank and Trust Company, a Massachusetts-chartered trust company with two banking offices in Gloucester, Massachusetts. This agreement is subject to a number of conditions, including regulatory approval. Under the terms of the agreement, Gloucester Bank and Trust Company will continue to operate under its own name as a subsidiary of Andover Bancorp, Inc.
     At December 31, 1999, GBT had $130.9 million in assets, primarily commercial real estate loans and investment securities, and deposits of $103.5 million. The acquisition will be accounted for as a purchase and has a total value of approximately $16.2 million. The estimated portion of goodwill attributed to this transaction is approximately $8.1 million.

     The following presentation reflects the key line items on a historical basis, as reported, for GBT and Andover, and on a proforma combined basis assuming the merger was in effect for the year ended December 31, 1999:

                                                            AS REPORTED
                                             AS REPORTED      ANDOVER       PRO FORMA
                                                 GBT       BANCORP, INC.    COMBINED
                                             -----------   -------------    ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

Total assets ...........................     $ 130,914      $1,491,054     $1,623,035
Total deposits .........................     $ 103,536      $  968,533     $1,072,321
Total stockholders' equity..............     $   8,422      $  130,263     $  138,375
Net income .............................     $     724      $   18,885     $   18,774
Basic earnings per share ...............     $    0.91      $     2.89     $     2.75
Diluted earnings per share..............     $    0.91      $     2.82     $     2.68
Book value per share ...................     $   11.50      $    20.40     $    20.80

                     ANDOVER BANCORP, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1999, 1998 and 1997

(19) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
     Quarterly earnings per share is calculated by dividing quarterly net income by the average shares outstanding each quarter. Therefore, the sum of the quarters may not equal the net earnings per common share for the year. A discussion of the difference between basic and diluted earnings per share is presented in footnote 1.
     Summaries of consolidated operating results on a quarterly basis for the years ended December 31, follow:

                                                                              1999 QUARTERS
                                                           --------------------------------------------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             FIRST        SECOND         THIRD        FOURTH
                                                             -----        ------         -----        ------
Interest and dividend income .........................     $ 24,262      $ 24,574      $ 25,351      $ 25,823
Interest expense .....................................       12,828        12,816        13,496        13,561
                                                           --------      --------      --------      --------
Net interest and dividend income .....................       11,434        11,758        11,855        12,262
Provision for loan losses ............................           --            --            --           400
Gains (losses) on real estate operations..............          (14)          (20)          (18)           47
Non-interest income ..................................        1,213         1,182           644(b)      1,206
Non-interest expense .................................        5,221(a)      5,444         5,719         5,593(a)
                                                           --------      --------      --------      --------
Income before income tax expense .....................        7,412         7,476         6,762         7,522
Income tax expense ...................................        2,620         2,727         2,240         2,700
                                                           --------      --------      --------      --------
Net income ...........................................     $  4,792      $  4,749      $  4,522      $  4,822
                                                           ========      ========      ========      ========

Basic earnings per common share ......................     $   0.73      $   0.73      $   0.69      $   0.74
                                                           ========      ========      ========      ========

Diluted earnings per common share ....................     $   0.71      $   0.71      $   0.67      $   0.72
                                                           ========      ========      ========      ========

Dividends declared per share .........................     $   0.21      $   0.21      $   0.21      $   0.24
                                                           ========      ========      ========      ========


                                                                              1998 QUARTERS
                                                           --------------------------------------------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                             FIRST        SECOND         THIRD        FOURTH
                                                             -----        ------         -----        ------

Interest and dividend income ........................     $ 24,147      $ 24,487         $ 24,430        $ 24,182
Interest expense ....................................       13,827        14,133           13,917          13,138
                                                          --------      --------         --------        --------
Net interest and dividend income ....................       10,320        10,354           10,513          11,044
Provision (credit) for loan losses ..................           45        (2,250)(c)          400             100
Gains(losses) on real estate operations..............          (76)          100               13             (23)
Non-interest income .................................        1,109         1,319              850             894
Non-interest expense ................................        5,680         5,703            5,625           5,569
                                                          --------      --------         --------        --------
Income before income tax expense ....................        5,628         8,320            5,351           6,246
Income tax expense ..................................        1,926         3,070              878(d)        2,285
                                                          --------      --------         --------        --------
Net income ..........................................     $  3,702      $  5,250         $  4,473        $  3,961
                                                          ========      ========         ========        ========

Basic earnings per common share .....................     $   0.57      $   0.81         $   0.69        $   0.61
                                                          ========      ========         ========        ========

Diluted earnings per common share ...................     $   0.55      $   0.78         $   0.67        $   0.59
                                                          ========      ========         ========        ========

Dividends declared per share ........................     $   0.15      $   0.18         $   0.18        $   0.18
                                                          ========      ========         ========        ========


(a) Includes a pre-tax gain of $1.1 million and $500,000 in the first and fourth quarters of 1999, respectively, due to the curtailment and settlement of the defined benefit plan.
(b) Includes losses on sales of investment available for sale of $385,000.
(c) Includes a credit for loan losses due to significant improvement in non-performing assets and loan delinquencies.
(d) Includes a tax benefit of $1.1 million due to the favorable resolution of several tax issues.


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